UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 30, 2007

SMART TRUCK SYSTEMS, INC
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-128107 (Commission File Number)	34-2001531 (IRS Employer Identification No.)

18482 Park Villa Place, Villa Park, California 92861
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (714) 538-5214

13231 Slover Avenue, Fontana, California 92335
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01   Changes in Control of Registrant

        On April 30, 2007, Robert L. Cashman, an individual, and Hallmark Venture Group rescinded the Purchase Agreement with Roger E. Pawson and demanded return of all shares paid to Pawson in the previously reported Purchase Agreement. Cashman and Hallmark Venture Group took this action because of a total lack of compliance with the requirements of the Purchase Agreement by Pawson. This action gives Cashman and Hallmark Venture Group a majority of the voting shares in Smart Truck Systems, Inc.

        The Company filed legal action in San Diego Superior Court, Case #37-2008-00050110-CU-BC-NC rescinding the sales agreement with Roger E. Pawson and seeking damages from Roger E. Pawson and Cal Bay International, Inc.

        The Rescission requires Roger E. Pawson, William Sickert and Andrew Mercer to resign as officers and directors of Smart Truck Systems, Inc.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On April 30, 2007, Roger E. Pawson, William Sickert, Andrew Mercer and Joseph Scarpello were removed as Directors of the company.

        The Board of Directors now consists of Robert L. Cashman.

        On April 30, 2007, the Board of Directors of the registrant appointed the following officers.

a.	Robert L. Cashman, President and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of April, 2007.

SMART TRUCK SYSTEMS, INC. By: /s/ Robert L. Cashman Robert L. Cashman President